As filed with the Securities and Exchange Commission on March 15, 2011
Registration No. 333-89355

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 11
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in charter)

Biotech HOLDRSSM Trust
[Issuer with respect to the receipts]

Delaware (State or other jurisdiction of incorporation or organization)	6211 (Primary Standard Industrial Classification Code Number)	13-5674085 (I.R.S. Employer Identification Number)

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One Bryant Park
New York, New York 10036
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Copies to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
(212) 449-1000
Attn:  Corporate Secretary
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Abigail Arms, Esq. Shearman & Sterling LLP 801 Pennsylvania Avenue, NW, Suite 900 Washington, D.C. 20004 (202) 508-8000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

PROSPECTUS

1,000,000,000 Depositary Receipts
Biotech HOLDRSSM Trust

The Biotech HOLDRSSM Trust issues Depositary Receipts called Biotech HOLDRSSM representing your undivided beneficial ownership in the common stock or American depositary shares of a group of specified companies that are involved in various segments of the biotechnology industry.  The Bank of New York Mellon is the trustee.  You only may acquire, hold or transfer Biotech HOLDRSSM in a round-lot amount of 100 Biotech HOLDRSSM or round-lot multiples.  Biotech HOLDRSSM are separate from the underlying deposited common stock or American depositary shares that are represented by the Biotech HOLDRSSM.  For a list of the names and the number of shares of the companies that make up a Biotech HOLDRSM, see “Highlights of Biotech HOLDRS—The Biotech HOLDRS” in this prospectus.  The Biotech HOLDRSSM Trust will issue Biotech HOLDRSSM on a continuous basis.

Investing in Biotech HOLDRSSM involves significant risks.  See “Risk Factors” starting on page 4.

Biotech HOLDRSSM are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates.  Biotech HOLDRSSM are not interests in The Bank of New York Mellon, as trustee.  Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Biotech HOLDRSSM are listed on the NYSE Arca under the symbol “BBH.”  On March 11, 2011, the last reported sale price of the Biotech HOLDRSSM on the NYSE Arca was $104.48.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
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The date of this prospectus is March 15, 2011.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Bank of America Corporation.

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This prospectus contains information you should consider when making your investment decision.  We have not authorized any person to provide you with any information or to make any representations not contained in this prospectus.  We do not take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you.  We are not making an offer to sell Biotech HOLDRS in any jurisdiction where the offer or sale is not permitted.  For information on where you may find more information about the issuers of the underlying securities, see “Where You Can Find More Information.”

The Biotech HOLDRS are not registered for public sale outside of the United States.  Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences—Non-U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Biotech HOLDRS or of the underlying securities through an investment in the Biotech HOLDRS.

SUMMARY

The Biotech HOLding Company Depositary ReceiptS or HOLDRS Trust was formed under the depositary trust agreement, dated as of November 18, 1999, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Biotech HOLDRS.  The depositary trust agreement was amended on November 22, 2000.  The trust is not a registered investment company under the Investment Company Act of 1940.

The number of shares of each company’s common stock or American depositary shares currently held by the trust with respect to each round-lot of Biotech HOLDRS is specified under “Highlights of Biotech HOLDRS—The Biotech HOLDRS.”  This group of common stock or American depositary shares, and the securities of any company that may be added to the Biotech HOLDRS, are collectively referred to in this prospectus as the common stock, the securities or the underlying securities.  The companies included in the Biotech HOLDRS may change as a result of reconstitution events, distributions of securities by underlying issuers or other events.  See “Description of the Depositary Trust Agreement—Reconstitution events” for an explanation of these events.  The Biotech HOLDRS are separate from the deposited underlying securities that are represented by the Biotech HOLDRS.  On March 11, 2011, there were 2,466,400 Biotech HOLDRS outstanding.

RISK FACTORS

An investment in Biotech HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Biotech HOLDRS, including the risks associated with a concentrated investment in the biotechnology industry.

General Risk Factors

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Loss of investment.  Because the value of Biotech HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Biotech HOLDRS if the underlying securities decline in value.

•	Discount trading price. Biotech HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities.  As a result of distributions of securities by companies included in the Biotech HOLDRS or other corporate events, such as mergers, a Biotech HOLDR may represent an interest in a fractional share of an underlying security.  You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other fractional shares of such underlying securities included in the Biotech HOLDRS and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities.  In addition, if you surrender your Biotech HOLDRS to receive the underlying securities, you will receive cash in lieu of your fractional shares.  You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

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Not necessarily representative of the biotechnology industry.  At the time of the initial offering on November 22, 1999, the companies included in the Biotech HOLDRS were generally considered to be involved in various segments of the biotechnology industry; however, since the time of the initial offering, the companies included in the Biotech HOLDRS may not be involved in the biotechnology industry.  In this case, the Biotech HOLDRS may not consist of securities issued only by companies involved in the biotechnology industry.  In addition, the market price of the underlying securities and the Biotech HOLDRS may not necessarily follow the price movements of the entire biotechnology industry generally.  If the underlying securities decline in value, your investment in the Biotech HOLDRS will decline in value, even if securities prices of companies in the biotechnology industry generally increase in value.

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Not necessarily comprised of solely biotechnology companies.  As a result of distributions of securities by companies included in the Biotech HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Biotech HOLDRS and that are not involved in the biotechnology industry may be included in the Biotech HOLDRS.  The securities of a new company will only be distributed from the Biotech HOLDRS if the securities have a different Standard & Poor’s Corporation (“Standard & Poor’s”) sector classification than any of the underlying issuers included in the Biotech HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange.  As of January 2, 2002, Standard & Poor’s Corporation sector classifications are based upon the Standard & Poor’s Global Industry Classification Standard (“GICS”) sectors.  As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in, or whether the securities of a new company are distributed from, the Biotech HOLDRS provides no assurance that each new company included in the Biotech HOLDRS will be involved in the biotechnology industry.  Currently, the underlying securities included in the Biotech HOLDRS are represented in the Health Care GICS sector.  As each Standard & Poor’s GICS sector is defined very broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Biotech HOLDRS, and yet not be involved in the biotechnology industry.  In addition, the GICS sector classifications of securities included in the Biotech HOLDRS may change over time if the companies that issued these securities change their focus of operations resulting in a change to a GICS sector classification or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.  Therefore, additional GICS sectors may be represented in the Biotech HOLDRS, which may also result in the inclusion in the Biotech HOLDRS of the securities of a new company that is not involved in the biotechnology industry.

•
No investigation of underlying securities.  The underlying securities initially included in the Biotech HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of securities in the biotechnology industry, without regard for the value, price performance, volatility or investment merit of the underlying securities.  Consequently, the Biotech HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed, and will not in the future perform, any investigation or review of the selected companies, including the public filings by the companies.  Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

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Loss of diversification.  As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Biotech HOLDRS may not necessarily be a diversified investment in the biotechnology industry.  In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in distributions of securities from, or the inclusion of additional securities in, the Biotech HOLDRS may also reduce diversification.  As a result, Biotech HOLDRS may represent a concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

•
Conflicting investment choices.  In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Biotech HOLDRS and receive delivery of each of the underlying securities, including those underlying securities that you may not want to sell or are not subject to a tender offer or repurchase offer.  The cancellation of your Biotech HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program.  The cancellation of Biotech HOLDRS will involve payment of a cancellation fee to the trustee.

•
Trading halts.  Trading in Biotech HOLDRS on the NYSE Arca may be halted if (i) the Biotech HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Biotech HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Biotech HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further dealings on the NYSE Arca inadvisable.  If trading is halted in Biotech HOLDRS, you will not be able to trade Biotech HOLDRS and you will only be able to trade the underlying securities if you cancel your Biotech HOLDRS and receive each of the underlying securities.

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Delisting from the NYSE Arca.  The NYSE Arca may consider delisting the Biotech HOLDRS if (i) the Biotech HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Biotech HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Biotech HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further listing of the Biotech HOLDRS on the NYSE Arca inadvisable.  If the Biotech HOLDRS are delisted by the NYSE Arca, a termination event will result unless the Biotech HOLDRS are listed for trading on another U.S. national securities exchange within five business days from the date the Biotech HOLDRS are delisted.

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Possible conflicts of interest.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Biotech HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

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Delays in distributions.  The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution.  You may, however, receive such cash or other distributions later than you would if you owned the underlying securities outside of the Biotech HOLDRS.  In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to the Biotechnology Industry

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The stock prices of companies involved in the biotechnology industry have been and will likely continue to be volatile, which will directly affect the price volatility of the Biotech HOLDRS, and you could lose all or a substantial part of your investment.  The trading prices of the securities of biotechnology companies included in the Biotech HOLDRS have been volatile.  These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

▪	general market fluctuations;

▪	actual or anticipated variations in companies’ quarterly operating results;

▪	announcements of technological innovations by competitors of the companies included in the Biotech HOLDRS;

▪	changes in financial estimates by securities analysts;

▪	changes in the market valuations of biotechnology companies;

▪	legal or regulatory developments affecting companies included in the Biotech HOLDRS or in the biotechnology industry;

▪	announcements by biotechnology companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

▪	additions or departures of key personnel;

▪	sales of biotechnology companies’ securities in the open market; and

▪	difficulty in obtaining additional financing.

In addition, the trading prices of biotechnology stocks in general have experienced price and volume fluctuations.  These fluctuations often have been and may in the future be unrelated or disproportionate to the operating performance of these companies.  The valuations of many biotechnology stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios.  Some of the companies do not or in the future might not have earnings.  As a result, these trading prices may decline substantially and valuations may not be sustained.  Any negative change in the public’s perception of the prospects of biotechnology companies, generally, could depress the stock prices of a biotechnology company regardless of its results.  Other broad market and industry factors may decrease the stock price of biotechnology stocks, regardless of their operating results.  Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of biotechnology stocks.

As a result of fluctuations in the trading prices of the companies included in the Biotech HOLDRS, the trading price of Biotech HOLDRS has fluctuated significantly.  The initial offering price of a Biotech

HOLDR, on November 22, 1999, was $109.18 and during 2010, the price of a Biotech HOLDR reached a high of $107.59 and a low of $84.81.

•
Biotechnology companies face uncertainty with respect to pricing and third party reimbursement.  Biotechnology companies will continue to be affected by the efforts of governments and third party payors, such as government health organizations, private health insurers and health maintenance organizations, to contain or reduce health care costs.  Also, an emphasis on managed health care in the United States will continue to put pressure on the pricing of the products and technologies of biotechnology companies.  The announcement or adoption of such proposals could have a material adverse affect on a biotechnology companies’ business and financial condition.  Further, the sales of the products of many biotechnology companies are often dependent, in part, on the availability of reimbursement from third party payors.  Third party payors are increasingly challenging the prices charged for health care products and technologies and denying or limiting coverage for new products.  Even if a biotechnology company can bring a product or technology to market, there can be no assurance that these products or technologies will be considered cost-effective by third party payors and that sufficient reimbursement will be available to consumers to allow for the sale of the products and services on a profitable basis.

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Protection of patent and proprietary rights of biotechnology companies is difficult and costly.  The success of many biotechnology companies is highly dependent on a biotechnology company’s ability to obtain patents on current and future products and technologies, to defend its existing patents and trade secrets and operate in a manner that does not infringe on the proprietary rights of other biotechnology companies.  Patent disputes are frequent and can preclude the successful commercial introduction of products and technologies.  As a result, there is significant litigation in the biotechnology industry regarding patent and other intellectual property rights.  Litigation is costly and could subject a biotechnology company to significant liabilities to third parties.  In addition, a biotechnology company could be forced to obtain costly third-party licenses or cease using the technology or product in dispute.

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Biotechnology companies are subject to extensive government regulation.  Products and technologies offered by biotechnology companies are subject to extensive regulation.  Products will require extensive pre-clinical testing, clinical trials, other testing, government review and final approval before any marketing of the product will be permitted.  This procedure could take a number of years and involves the expenditure of substantial resources.  The success of a biotechnology company’s products will depend, in part, upon obtaining and maintaining regulatory approval to market products and, once approved, complying with the continued review by regulatory agencies.  The failure to obtain necessary government approvals, the restriction of existing approvals, loss of or changes to previously obtained approvals or the failure to comply with regulatory requirements could result in fines, unanticipated expenditures, product delays, non-approval or recall, interruption of production and even criminal prosecution.  Even if regulatory approval is granted for a product, the approval may be limited to only specific applications for which the product or technology is useful, as demonstrated through clinical trials.

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Biotechnology companies must keep pace with rapid technological change to remain competitive.  The biotechnology industry is highly competitive and is subject to rapid and significant technological change.  Biotechnology companies will face continued competition as new products enter the market and advanced technologies become available.  The success of a biotechnology company will depend on its ability to develop products and technologies that are at least as clinically effective or cost-effective than its competitors’ products and technologies or that would render its competitors’ products and technologies obsolete or uncompetitive.

•
Results of research and development of new products and technologies are unpredictable.  Successful product or technology development in the biotechnology industry is uncertain and only a small number of research and development programs will result in the marketing and sale of a new product or technology.  Many products and technologies that appear promising may fail to reach the market for many reasons, including results indicating lack of effectiveness or harmful side effects in clinical or pre-clinical testing, failure to receive necessary regulatory approvals, uneconomical manufacturing costs or competing proprietary rights.  In addition, there is no certainty that any product or technology in development will achieve market acceptance from the medical community, third party payors or individual users.

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Biotechnology companies may be exposed to extensive product liability costs.  The testing, manufacturing, marketing and sale of many of the products and technologies developed by biotechnology companies inherently expose biotechnology companies to potential product liability risks.  Many biotechnology companies obtain limited product liability insurance.  Furthermore, there can be no assurance that a biotechnology company will be able to maintain its product liability insurance, that it will continue to be able to obtain adequate product liability insurance on reasonable terms or that any product liability insurance obtained will provide adequate coverage against potential liabilities.

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Biotechnology companies face challenges gaining governmental and consumer acceptance of genetically altered products.  Biotechnology companies may be involved in the development of genetically engineered agricultural and food products.  The commercial success of these products will depend, in part, on governmental and public acceptance of their cultivation, distribution and consumption.  Public attitudes may be influenced by the media and by opponents who claim that genetically engineered products are unsafe for consumption, pose unknown health risks, risks to the environment or to social or economic practices.  Biotechnology companies may continue to have to expend significant resources to foster governmental and consumer acceptance of genetically engineered agricultural and food products.  The success of any genetically engineered agricultural and food products may be delayed or impaired in certain geographical areas due to the existing or future regulatory, legislative or public acceptance issues.  Other companies representing underlying securities of the Biotech HOLDRS may become involved in the development of genetically engineered agricultural and food products.

•
Many biotechnology companies are dependent on key personnel for success.  The success of many biotechnology companies is highly dependent on the experience, abilities and continued services of key executive officers and key scientific personnel.  If these companies lose the services of any of these officers or key scientific personnel, their future success could be undermined.  The success of many biotechnology companies also depends upon their ability to attract and retain other highly qualified scientific, managerial sales and manufacturing personnel and their ability to develop and maintain relationships with qualified clinical researchers.  Competition for such personnel and relationships is intense and many of these companies compete with each other and with universities and non-profit research organizations.  There is no certainty that any of these biotechnology companies will be able to continue to attract and retain qualified personnel or develop and maintain relationships with clinical researchers.

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It may be impossible to initiate legal proceedings or enforce judgments against some of the companies included in the Biotech HOLDRS.  Some of the companies included in the Biotech HOLDRS may be incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States.  As a result, it may be impossible to effect service of process within the United States on some of the companies included in the Biotech HOLDRS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States.  In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

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Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Biotech HOLDRS.  Holders of American depositary shares, including those that may, from time to time, be included in the Biotech HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares.  These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share.  Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares.  The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

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Companies whose securities are included in the Biotech HOLDRS may need additional financing, which may be difficult to obtain.  Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Biotech HOLDRS.  Companies whose securities are included in the Biotech HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments.  Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest.  These factors may make the timing, amount, terms and conditions of any financing unattractive.  If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Biotech HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services, or, in certain circumstances, suspend or terminate their operations.  Any of these actions may reduce the market price of stocks in the biotechnology industry.

HIGHLIGHTS OF BIOTECH HOLDRS

This discussion highlights information regarding Biotech HOLDRS.  We present certain information more fully in the rest of this prospectus.  You should read the entire prospectus carefully before you purchase Biotech HOLDRS.

Issuer	Biotech HOLDRS Trust.

The trust
The Biotech HOLDRS Trust was formed under the depositary trust agreement, dated as of November 18, 1999, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Biotech HOLDRS.  The depositary trust agreement was amended on November 22, 2000.  The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee
The Bank of New York Mellon, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement.  The trustee is responsible for receiving deposits of underlying securities and delivering Biotech HOLDRS representing the underlying securities issued by the trust.  The trustee holds the underlying securities on behalf of the holders of Biotech HOLDRS.

Purpose of Biotech HOLDRS
Biotech HOLDRS were designed to achieve the following:

Diversification.  Biotech HOLDRS were initially designed to allow you to diversify your investments in the biotechnology industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.  See “Risk Factors—General Risk Factors.”

Flexibility.  The beneficial owners of Biotech HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Biotech HOLDRS, and can cancel their Biotech HOLDRS to receive each of the underlying securities represented by the Biotech HOLDRS.

Transaction costs.  The expenses associated with buying and selling Biotech HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds securities traded on U.S. stock markets that, when initially selected, were issued by companies involved in the biotechnology industry.  Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the underlying securities will not change and the securities of a new company will not be added to the securities underlying the Biotech HOLDRS.  Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement—Distributions” and “—Reconstitution events.”  The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Biotech HOLDRS
The trust has issued, and may continue to issue, Biotech HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S.-traded securities that are held by the trust on your behalf.  The Biotech HOLDRS themselves are separate from the underlying securities that are represented by Biotech HOLDRS.

The following table provides:

•	the names of the issuers of the underlying securities currently represented by the Biotech HOLDRS;

•	the stock ticker symbols;

•	the share amounts currently represented by a round-lot of 100 Biotech HOLDRS; and

•	the primary U.S. market on which the underlying securities of the selected companies are traded.

Name of Company	Ticker	Share Amounts	Primary U.S. Trading Market
Affymetrix, Inc.	AFFX	4.0000	NASDAQ GS
Alkermes, Inc.	ALKS	4.0000	NASDAQ GS
Amgen Inc.	AMGN	64.4800	NASDAQ GS
Biogen Idec Inc.	BIIB	26.9500	NASDAQ GS
Celera Corporation	CRA	4.0000	NASDAQ GS
Enzon Pharmaceuticals, Inc.	ENZN	3.0000	NASDAQ GM
Genzyme Corporation	GENZ	14.0000	NASDAQ GS
Gilead Sciences, Inc.	GILD	64.0000	NASDAQ GS
Human Genome Sciences, Inc.	HGSI	8.0000	NASDAQ GM
Life Technologies Corporation	LIFE	8.1774	NASDAQ GS
QLT Inc.	QLTI	5.0000	NASDAQ GS
Shire plc	SHPGY	6.8271	NASDAQ GS

The companies whose securities were initially included in the Biotech HOLDRS at the time Biotech HOLDRS were originally issued on November 22, 1999 were generally considered to be among the largest and most liquid companies with U.S.-traded securities involved in the biotechnology industry, as measured by market capitalization and trading volume on October 27, 1999.  The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

The trust will only issue and cancel, and you may only obtain, hold, trade or surrender, Biotech HOLDRS in a round-lot of 100 Biotech HOLDRS and round-lot multiples.  The trust will only issue Biotech HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Biotech HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Biotech HOLDRS, the trust may require a minimum of more than one round-lot of 100 Biotech HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Biotech HOLDRS.

The number of outstanding Biotech HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities.  The trust will stand ready to issue additional Biotech HOLDRS on a continuous basis when an investor deposits the required securities with the trustee.

Purchases	You may acquire Biotech HOLDRS in two ways:

•	through an in-kind deposit of the required number of securities of the underlying issuers with the trustee; or

•	through a cash purchase in the secondary trading market.

Issuance and cancellation fees
If you wish to create Biotech HOLDRS by delivering to the trust the requisite securities represented by a round-lot of 100 Biotech HOLDRS, The Bank of New York Mellon, as trustee, will charge you an issuance fee of up to $10.00 for each round-lot of 100 Biotech HOLDRS.  If you wish to cancel your Biotech HOLDRS and withdraw your underlying securities, The Bank of New York Mellon, as trustee, will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Biotech HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Biotech HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee that is described above.

Custody fees
The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Biotech HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each Biotech HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Biotech HOLDRS
You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Biotech HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes and other charges.  You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation.  The trustee will not deliver fractional shares of underlying securities.  To the extent that any cancellation of Biotech HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share.  Except with respect to the right to vote for dissolution of the trust, the Biotech HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities
Biotech HOLDRS represents your beneficial ownership of the underlying securities.  Owners of Biotech HOLDRS have the same rights and privileges as if they beneficially owned the underlying securities in “street name” outside of Biotech HOLDRS.  These include the right to instruct the trustee to vote the underlying securities or attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Biotech HOLDRS and the right to surrender Biotech HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement.”  Biotech HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Biotech HOLDRS. However, due to the nature of Biotech HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Biotech HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Biotech HOLDRS is not a registered owner of the underlying securities.  In order to become a registered owner, a holder of Biotech HOLDRS would need to surrender their Biotech HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities.  As such, you will receive such reports and communications from the broker through which you hold your Biotech HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Biotech HOLDRS in “street name” through a brokerage account.  The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities.  However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classifications represented by the companies included in the Biotech HOLDRS at the time of the distribution.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you.  In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee.  If any tax or other governmental charge becomes due with respect to Biotech HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Biotech HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Biotech HOLDRS, including those underlying securities not subject to a tender offer or repurchase offer.  For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Ownership rights in fractional	As a result of distributions of securities by companies included in the Biotech

shares in the underlying securities	HOLDRS or other corporate events, such as mergers, a Biotech HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares.  The trustee will aggregate the votes of all of the share fractions represented by Biotech HOLDRS and will vote the largest possible number of whole shares.  If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes.  For example, if 100,001 round-lots of 100 Biotech HOLDRS are outstanding and each round-lot of 100 Biotech HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Biotech HOLDRS.  If holders of 50,000 round-lots of 100 Biotech HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Biotech HOLDRS vote their underlying securities “no,” there will be 87,500 affirmative votes and 87,501.75 negative votes.  The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events	The depositary trust agreement provides for the automatic distribution of underlying securities from the Biotech HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Biotech HOLDRS.

B.
If the Securities and Exchange Commission (the “SEC”) finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Biotech HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Biotech HOLDRS; provided that any securities received as consideration will be distributed only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Biotech HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange.  In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Biotech HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

In addition, securities of a new company will be added to the Biotech HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification of any other security then included in the Biotech HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange.

It is anticipated that, as a result of the broadly defined Standard & Poor’s GICS sectors, most distributions or exchanges of securities will result in the inclusion of new securities in the Biotech HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities will be included in the Biotech HOLDRS or distributed from the Biotech HOLDRS to you.

Standard & Poor’s sector classifications
Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  The GICS classification standards were effective as of January 2, 2002.  There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the Biotech HOLDRS are currently represented in the Health Care GICS sector.  The Standard & Poor’s GICS sector classifications of the securities included in the Biotech HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination events	A.	The Biotech HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Biotech HOLDRS are delisted.

B.
The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

	C.	Beneficial owners of at least 75% of outstanding Biotech HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Biotech HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences
The U.S. federal income tax laws will treat a U.S. receipt holder of Biotech HOLDRS as directly owning the underlying securities.  The Biotech HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities. See “U.S. Federal Income Tax Consequences.”

Listing	The Biotech HOLDRS are listed on the NYSE Arca under the symbol “BBH.”

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Biotech HOLDRS. Bid and ask prices, however, are quoted per single Biotech HOLDR.

Clearance and settlement
Biotech HOLDRS have been issued only in book-entry form.  Biotech HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC.  Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures.  For further information see “Description of Biotech HOLDRS.”

THE TRUST

General.  This discussion highlights information about the Biotech HOLDRS Trust.  You should read this information, information about the depositary trust agreement, the depositary trust agreement and the amendment to the depositary trust agreement, in addition to other information included in this prospectus and the publicly available information about the issuers of the underlying securities, before you purchase Biotech HOLDRS.  The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Biotech HOLDRS Trust.  The trust was formed pursuant to the depositary trust agreement, dated as of November 18, 1999.  The depositary trust agreement was amended on November 22, 2000.  The Bank of New York Mellon is the trustee.  The Biotech HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Biotech HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Biotech HOLDRS.  The trustee will perform only administrative and ministerial acts.  The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee.  The trust will terminate on December 31, 2039, or earlier if a termination event occurs.

DESCRIPTION OF BIOTECH HOLDRS

The trust has issued Biotech HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.”  The trust may issue additional Biotech HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Biotech HOLDRS in a round-lot of 100 Biotech HOLDRS and round-lot multiples.  The trust will only issue Biotech HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Biotech HOLDRS.  In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Biotech HOLDRS, the trust may require a minimum of more than one round-lot of 100 Biotech HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Biotech HOLDRS.

Biotech HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities.  The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Biotech HOLDRS—The Biotech HOLDRS.”

Beneficial owners of Biotech HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust.  These include the right of investors to instruct the trustee to vote the underlying securities, to attend shareholder’s meetings and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to pledge Biotech HOLDRS or cancel Biotech HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement.”  Biotech HOLDRS are not intended to change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Exchange Act.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt.  Biotech HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities.  If, in such case, an owner of Biotech HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Biotech HOLDRS.  Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement— Withdrawal of underlying securities.”

Biotech HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC.  Biotech HOLDRS are available only in book-entry form.  Owners of Biotech HOLDRS may hold their Biotech HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria.  The underlying securities initially included in the Biotech HOLDRS were the shares of common stock or American depositary shares of a group of specified companies that, at the time of initial selection, were involved in various segments of the biotechnology industry and whose securities were registered under section 12 of the Exchange Act.  The issuers of the underlying securities were, at the time of initial selection, among the largest capitalized and most liquid companies involved in the biotechnology industry as measured by market capitalization and trading volume.  As a result of a reconstitution event, a distribution of securities by an underlying issuer or other event, the companies whose common stock is included in the Biotech HOLDRS may no longer meet the initial selection criteria and may no longer consist exclusively of securities issued by companies involved in the biotechnology industry.

Underlying securities.  For a list of the underlying securities represented by Biotech HOLDRS, please refer to “Highlights of Biotech HOLDRS—The Biotech HOLDRS.”  The underlying securities may change as a result of a reconstitution event, a distribution of securities by an underlying issuer or other event.

No investigation.  The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities have not performed any investigation or review of the selected companies, including the public filings by the companies.  Accordingly, before you acquire Biotech HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities.  See “Risk Factors” and “Where You Can Find More Information.”  Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their respective affiliates.

General background and historical information.  For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities see “Annex A.”

The following table and graph set forth the composite performance of all of the underlying securities currently represented by a single Biotech HOLDR, measured at the close of the business day as of the end of each month from July 30, 1999 to February 28, 2011.  The performance table and graph data are adjusted for any splits that may have occurred over the measurement period.  Past performance of the underlying securities are not necessarily indicative of future values.

1999	Closing Price	2000	Closing Price	2001	Closing Price	2002	Closing Price
July 30	62.91	January 31	117.14	January 31	120.69	January 31	100.65
August 31	70.11	February 29	152.38	February 28	116.99	February 28	99.64
September 30	65.57	March 31	113.85	March 30	97.22	March 28	101.00
October 29	65.85	April 28	98.70	April 30	107.66	April 30	84.44
November 30	74.16	May 31	99.97	May 31	114.34	May 31	77.26
December 31	104.52	June 30	133.92	June 29	115.47	June 28	67.47
		July 31	123.84	July 31	104.63	July 31	72.23
		August 31	147.49	August 31	108.16	August 30	69.81
		September 29	144.56	September 28	96.22	September 30	67.48
		October 31	129.27	October 31	106.36	October 31	73.65
		November 30	120.53	November 30	118.52	November 29	71.64
		December 31	129.70	December 31	110.22	December 31	70.61

2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price
January 31	74.07	January 30	123.61	January 31	131.83	January 31	178.01
February 28	74.51	February 27	131.18	February 28	124.15	February 28	180.49
March 31	80.17	March 31	127.59	March 31	128.96	March 31	176.43
April 30	85.42	April 30	134.94	April 29	142.77	April 28	165.52
May 30	103.16	May 28	133.30	May 31	156.10	May 31	168.36
June 30	105.79	June 30	131.61	June 30	155.42	June 30	166.89
July 31	116.79	July 30	123.99	July 29	179.35	July 31	168.92
August 29	113.61	August 31	126.56	August 31	183.23	August 31	170.36
September 30	110.92	September 30	130.30	September 30	175.56	September 29	174.87
October 31	110.57	October 29	122.22	October 31	177.27	October 31	179.86
November 28	110.64	November 30	127.61	November 30	187.47	November 30	175.57
December 31	117.85	December 31	139.79	December 30	183.99	December 29	172.01

2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price
January 31	179.24	January 31	160.09	January 30	169.46	January 29	102.38
February 28	173.38	February 29	163.41	February 27	163.29	February 26	102.12
March 30	166.69	March 31	169.73	March 31	91.26	March 31	103.26
April 30	174.15	April 30	157.66	April 30	88.77	April 30	97.10
May 31	170.52	May 30	163.67	May 29	90.35	May 28	87.84
June 29	164.43	June 30	166.14	June 30	92.91	June 30	87.22
July 31	160.85	July 31	198.85	July 31	101.97	July 30	93.17
August 31	161.05	August 29	196.53	August 31	99.77	August 31	89.39
September 28	171.57	September 30	180.14	September 30	101.81	September 30	95.84
October 31	177.06	October 31	170.00	October 30	90.44	October 29	101.81
November 30	176.75	November 28	159.07	November 30	97.25	November 30	96.83
December 31	157.80	December 31	172.13	December 31	97.62	December 31	99.70

2011	Closing Price
January 31	101.43
February 28	100.89

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General.  The depositary trust agreement, dated as of November 18, 1999, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York Mellon, as trustee, other depositors and the owners of the Biotech HOLDRS, provides that Biotech HOLDRS will represent an owner’s undivided beneficial ownership interest in the securities of the underlying companies.  The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, as described below.

The trustee.  The Bank of New York Mellon serves as trustee for Biotech HOLDRS.  On July 1, 2007, the Bank of New York Company, Inc. and Mellon Financial Corporation merged into The Bank of New York Mellon Corporation or The Bank of New York Mellon.  The Bank of New York Mellon, a New York state-chartered banking organization, is a provider of financial services for institutions, corporations and high net-worth individuals, providing asset and wealth management, asset servicing, issuer services, clearing and execution services and treasury services.

Issuance, transfer and surrender of Biotech HOLDRS.  You may create and cancel Biotech HOLDRS only in round-lots of 100 Biotech HOLDRS.  You may create Biotech HOLDRS by delivering to the trustee the requisite underlying securities.  The trust will only issue Biotech HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Biotech HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Biotech HOLDRS, the trust may require a minimum of more than one round-lot of 100 Biotech HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Biotech HOLDRS.  Similarly, you must surrender Biotech HOLDRS in integral multiples of 100 Biotech HOLDRS to withdraw deposited shares from the trust.  The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Biotech HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares.  You may request withdrawal of your deposited shares during the trustee’s normal business hours.  The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights.  You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Biotech HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Biotech HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions.  You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities.  The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution.  Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.  Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Biotech HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or such securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities in the Biotech HOLDRS at the time of the distribution of such securities.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933, as amended (the “Securities Act”).  Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee.  In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Biotech HOLDRS.  The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you.  In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Biotech HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities.  With respect to the aggregate custody fee payable in any calendar year for each Biotech HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Record dates.  With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications.  The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities.  You may surrender your Biotech HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any.  You should receive your underlying securities no later than the business day after the trustee receives your request.  If you surrender Biotech HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Biotech HOLDRS.

Further issuances of Biotech HOLDRS.  The depositary trust agreement provides for further issuances of Biotech HOLDRS on a continuous basis without your consent.

Reconstitution events.  The depositary trust agreement provides for the automatic distribution of underlying securities from the Biotech HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Biotech HOLDRS.

B.
If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Biotech HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Biotech HOLDRS; provided that any securities received as consideration will be distributed only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Biotech HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange.  In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities from the Biotech HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the depositary trust agreement, securities of a new company will be added to the Biotech HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, such as a merger, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Biotech HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange.

It is anticipated that, as a result of the broadly defined Standard & Poor’s GICS sectors, most distributions or exchanges of securities will result in the inclusion of new securities in the Biotech HOLDRS.  The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities will be included in the Biotech HOLDRS or distributed from the Biotech HOLDRS to you.

Standard & Poor’s sector classifications.  Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.  There are 10 Standard & Poor’s GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification.  The securities included in the Biotech HOLDRS are currently represented in the Health Care GICS sector.  The Standard & Poor’s GICS sector classifications of the securities included in the Biotech HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination of the trust.  The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign.  Upon termination, the beneficial owners of Biotech HOLDRS will surrender their Biotech HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities.  The trust also will terminate if Biotech HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Biotech HOLDRS are delisted.  Finally, the trust will terminate if 75% of the owners of outstanding Biotech HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement.  The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Biotech HOLDRS.  Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Biotech HOLDRS.  Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Biotech HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Biotech HOLDRS.

Issuance and cancellation fees.  If you wish to create Biotech HOLDRS by delivering to the trust the requisite underlying securities represented by a round-lot of 100 Biotech HOLDRS, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Biotech HOLDRS.  If you wish to cancel your Biotech HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Biotech HOLDRS issued.  The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions.  If you choose to create Biotech HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees.  The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Biotech HOLDRS to be deducted from any cash dividend payments or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each Biotech HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.  The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee.  The Bank of New York Mellon, ADR Division, 101 Barclay Street, New York, New York 10286.

Governing law.  The depositary trust agreement and the Biotech HOLDRS are governed by the laws of the State of New York.  The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee.  The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Biotech HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement.  Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Biotech HOLDRS for receipt holders.  A “U.S. receipt holder” is a receipt holder that is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. receipt holder” is a receipt holder that is an individual, a corporation, an estate or a trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Biotech HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership.  Partnerships acquiring Biotech HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis.  The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, U.S. receipt holders that directly or indirectly own 10% or more of the voting stock of an issuer of the underlying securities, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Biotech HOLDRS as part of a conversion transaction, straddle, hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax.  In addition, this discussion generally is limited to investors who will hold the Biotech HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  Moreover, this discussion does not address Biotech HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes.  We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Biotech HOLDRS

A U.S. receipt holder purchasing and owning Biotech HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Biotech HOLDRS.  Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Biotech HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire for taxable years beginning after December 31, 2012.  Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.”  In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. receipt holder has diminished its risk of loss in respect of such security by, for example, entering into a hedging transaction.  Special rules apply to a U.S. receipt holder who leverages its investment in Biotech HOLDRS.  U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Biotech HOLDRS among the underlying securities based on their relative fair market values at the time of purchase.  Similarly, when a U.S. receipt holder sells Biotech HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale.  A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security.  With respect to purchases of Biotech HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Biotech HOLDRS.  Similarly, with respect to sales of Biotech HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Biotech HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Biotech HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares.  Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares.  The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares.  The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities.  Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities.  A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security.  Similarly, the brokerage fee incurred in selling Biotech HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid.  These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible.  If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

Dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at the preferential rates for dividends mentioned above.  A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program;

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States; and

•	a corporation that is incorporated in a possession of the United States;

but will not include a passive foreign investment company (a “PFIC”).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value of the dividend (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars.  In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipt holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability.  Dividends distributed by a foreign issuer generally will constitute “passive category income.”  For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States.  Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign-source income.  The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax.  Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes.  With respect to these issuers, U.S. receipt holders of Biotech HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.  In some cases, however, the U.S. receipt holders of Biotech HOLDRS may have to apply independently to a foreign tax authority for a refund of withheld taxes.

Furthermore, special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC.  The initial depositor and the trustee do not undertake to review, periodically or otherwise, or make inquiries regarding the PFIC status of the underlying issuers or to notify the U.S. receipt holders of such status, and no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner that affects the PFIC determination.  A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Biotech HOLDRS or of the underlying securities or upon the receipt of “excess distributions.”  To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder may be able to make one of certain elections (to the extent available under specific rules and, if applicable, the underlying issuer provides certain requisite information including an election to be taxed currently on its pro rata portion of the corporation’s income.  If such an election were made, a U.S. receipt holder would be required to include its pro rata share of the corporation’s income whether or not the income was distributed in the form of dividends or otherwise.

U.S. receipt holders also generally would be required to file Internal Revenue Service (“IRS”) Form 8621 in any year in which at least one of the underlying issuers is classified as a PFIC.  U.S. receipt holders should also be aware that recently enacted legislation may broaden the current IRS Form 8621 filing requirements or impose an additional annual filing requirement for U.S. persons owning shares of a PFIC.  The legislation does not describe what information would be required to be included in either situation, but grants the Secretary of the Treasury Department power to make this determination.  U.S. receipt holders should consult their independent tax advisors regarding the application of the PFIC rules to their purchase, ownership and disposition of the Biotech HOLDRS, including the availability and advisability of making any elections thereunder and the application of the recently enacted legislation to their particular situations.

Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers.  A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements.  However, if that income is effectively connected with a U.S. trade or business conducted by the non -U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons.  In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty.  Under some circumstances, a corporate non-U.S. receipt holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends-received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Biotech HOLDRS or of the underlying securities unless:

•
in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met;

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder; or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than five percent of the common stock of such issuer.  It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

A non-U.S. receipt holder described in the first bullet point above will be subject to U.S. federal income tax with respect to such gain at a rate of 30% (or lower applicable treaty rate), which gain may be offset by certain losses.  A non-U.S. receipt holder described in the second or third bullet points above will be subject to U.S. federal income tax with respect to such gain on a net income basis at the applicable graduated individual or corporate rates (and, in the case of a corporate non-U.S. receipt holder, may also be subject to a 30% branch profits tax, subject to reduction by an applicable income tax treaty).

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Biotech HOLDRS (or the underlying securities).  If you are a U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder or provide your taxpayer identification number to the paying agent and comply with certain certification procedures.  If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.  However, payments of dividends to non-U.S. receipt holders will be reported to the IRS even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

In addition, U.S. receipt holders should be aware that recently enacted legislation imposes new reporting requirements with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by certain financial institutions, if the aggregate value of all of such assets exceeds U.S. $50,000.  Similarly, non-U.S. receipt holders should be aware of recent legislation that, beginning on January 1, 2013, would impose a 30% withholding tax on certain payments (which could include dividends on and gross proceeds from the sale or other disposition of shares of stock of a U.S. issuer) made to a non-U.S. entity that fails to disclose the identity of its direct or indirect “substantial United States owners’’ or to certify that it has no such owners.  Various exceptions are provided under the legislation and additional exceptions may be provided by subsequent guidance.  Receipt holders should consult their independent tax advisors regarding the potential application and impact of these new requirements to their purchase, ownership and disposition of the Biotech HOLDRS based upon their particular situations.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a receipt holder’s or an issuer’s particular facts and circumstances.  We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Biotech HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied.  Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Biotech HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Biotech HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Biotech HOLDRS.  The trust delivered the initial distribution of Biotech HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

Investors who purchase Biotech HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account.  We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions.  Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with some of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Biotech HOLDRS.  Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions.  Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Biotech HOLDRS.  Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Biotech HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Biotech HOLDRS, by Shearman & Sterling LLP, New York, New York.  Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Biotech HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Biotech HOLDRS.  While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement.  You should review the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov.  You also may read and copy the registration statement at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.  Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act.  The trust will file modified reports pursuant to the Exchange Act.

Since the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC.

For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above.  However, some of the issuers of the underlying securities may be considered foreign issuers.  The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers.  In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR.  Therefore, this information may not be accessible through the SEC’s Web site.  Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Biotech HOLDRS.  This prospectus relates only to Biotech HOLDRS and does not relate to the other securities of the issuers of the underlying securities.  The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph.  We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Biotech HOLDRS.  We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete.  Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Biotech HOLDRS have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.  The following information regarding the underlying securities was derived from publicly available information released by third-party sources.  None of this information was prepared by us or our affiliates or on our or our affiliates’ behalf and none of Merrill, Lynch, Pierce, Fenner & Smith Incorporated, the Bank of New York Mellon or any of their respective affiliates assumes any responsibility for the accuracy or completeness of such information.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2006, 2007, 2008, 2009 and 2010, through February 28, 2011.  A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found under “Highlights of Biotech HOLDRS—The Biotech HOLDRS.”  The primary foreign stock markets on which the securities of the foreign issuers included in the Biotech HOLDRS are listed are described below.  The historical prices of the underlying securities should not be taken as an indication of future performance.

AFFYMETRIX, INC. (AFFX)

Affymetrix, Inc. engages in the development, manufacture, sale, and servicing of consumables and systems for genetic analysis in the life sciences and clinical healthcare markets.  The company offers integrated GeneChip microarray platform that includes disposable DNA probe arrays (chips) consisting of nucleic acid sequences, certain reagents for use with the probe arrays, a scanner and other instruments used to process the probe arrays, and software to analyze and manage genomic or genetic information obtained from the probe arrays.  Its products are used in various applications, including genotyping and gene expression.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	38.18	January	24.95	January	20.06	January	3.18	January	5.28	January	4.85
February	35.51	February	25.73	February	19.18	February	2.13	February	7.31	February	4.91
March	32.93	March	30.07	March	17.41	March	3.27	March	7.34
April	28.65	April	26.27	April	10.91	April	4.69	April	6.95
May	27.51	May	25.98	May	12.06	May	4.81	May	6.55
June	25.60	June	24.89	June	10.29	June	5.93	June	5.90
July	21.57	July	24.38	July	7.88	July	8.84	July	4.89
August	21.31	August	22.66	August	8.58	August	7.72	August	4.12
September	21.56	September	25.37	September	7.74	September	8.78	September	4.56
October	25.50	October	25.46	October	3.69	October	5.23	October	4.50
November	25.30	November	20.85	November	2.74	November	4.75	November	4.16
December	23.06	December	23.14	December	2.99	December	5.84	December	5.03

ALKERMES, INC. (ALKS)

Alkermes, Inc., an integrated biotechnology company, provides extended-release injectable and oral products for the treatment of prevalent and chronic diseases, such as central nervous system disorders, reward disorders, addiction, diabetes, and autoimmune disorders.  The company develops, manufactures, and commercializes VIVITROL, an injectable medication for the treatment of alcohol dependence; and manufactures RISPERDAL CONSTA for the treatment of schizophrenia and bipolar I disorders.  It is also developing BYDUREON, a once weekly formulation of exenatide for the treatment of type 2 diabetes; ALKS 33, an oral opioid modulator for the potential treatment of addiction and other CNS disorders; ALKS 37, an orally active, peripherally-restricted opioid antagonist for the treatment of opioid-induced constipation; ALKS 9070, a once-monthly, injectable, sustained-release version of aripiprazole for the treatment of schizophrenia; ALKS 6931, a long-acting form of a TNF receptor-FC fusion protein for the treatment of rheumatoid arthritis and related autoimmune diseases; and ALKS 7921, a once-monthly, injectable, and extended-release version of olanzapine for the treatment of schizophrenia.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	24.34	January	14.92	January	13.32	January	11.47	January	10.94	January	12.91
February	25.41	February	16.40	February	12.94	February	10.08	February	11.46	February	14.33
March	22.05	March	15.44	March	11.88	March	12.13	March	12.97
April	21.47	April	16.43	April	12.43	April	7.65	April	13.11
May	19.82	May	16.06	May	12.67	May	8.12	May	11.36
June	18.92	June	14.60	June	12.36	June	10.82	June	12.45
July	17.16	July	14.24	July	15.75	July	10.32	July	12.90
August	16.35	August	16.85	August	13.37	August	9.05	August	13.27
September	15.85	September	18.40	September	13.30	September	9.19	September	14.65
October	16.80	October	16.20	October	9.88	October	7.97	October	11.57
November	15.18	November	14.26	November	7.38	November	8.98	November	10.48
December	13.37	December	15.59	December	10.65	December	9.41	December	12.28

AMGEN INC. (AMGN)

Amgen Inc., a biotechnology medicines company, discovers, develops, manufactures, and delivers human therapeutics based on advances in cellular and molecular biology primarily in the United States, Europe, and Canada.  The company markets primarily recombinant protein therapeutics in supportive cancer care, nephrology, and inflammation.  Its principal products include Aranesp and EPOGEN erythropoietic-stimulating agents that stimulate the production of red blood cells; Neulasta and NEUPOGEN, which selectively stimulate the production of neutrophils, a type of white blood cell that helps the body fight infections; and Enbrel, an inhibitor of tumor necrosis factor that plays a role in the body’s response to inflammatory diseases.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	72.89	January	70.37	January	46.59	January	54.85	January	58.48	January	55.08
February	75.48	February	64.26	February	45.52	February	48.93	February	56.61	February	51.33
March	72.75	March	55.88	March	41.78	March	49.52	March	59.84
April	67.70	April	64.14	April	41.87	April	48.47	April	57.31
May	67.59	May	56.45	May	44.03	May	49.94	May	51.78
June	65.23	June	55.29	June	47.16	June	52.94	June	52.60
July	69.71	July	53.74	July	62.63	July	62.31	July	54.53
August	68.03	August	50.11	August	62.85	August	59.78	August	51.04
September	71.53	September	56.57	September	59.27	September	60.23	September	55.11
October	75.91	October	58.11	October	59.89	October	53.62	October	57.19
November	71.04	November	55.25	November	55.54	November	56.35	November	52.69
December	68.31	December	46.44	December	57.75	December	56.57	December	54.90

BIOGEN IDEC INC. (BIIB)

Biogen Idec Inc., a biotechnology company, develops, manufactures, and commercializes novel therapeutics in the areas of neurology, oncology, immunology, cardiopulmonary, and hemophilia in the United States and internationally.  The company’s marketed products include AVONEX for the treatment of relapsing multiple sclerosis (MS); RITUXAN for treating relapsed or refractory, low-grade or follicular, CD20-positive, and B-cell Non-Hodgkin’s Lymphoma (NHL); TYSABRI to treat relapsing MS; and FUMADERM for the treatment of severe psoriasis.  Its products under development consist of BG-12, a Phase III clinical trial product for the treatment of MS; Humanized Anti-CD20 MAb, a Phase III clinical trial product for the treatment of rheumatoid arthritis and lupus nephritis; Lixivaptan, a Phase III clinical drug for the treatment of Hyponatremia; Daclizumab, a Phase II monoclonal antibody that is being tested in relapsing MS; and Fampridine, an oral compound as a treatment to improve walking ability in people with MS.  The company’s products under preclinical stage comprise BIIB014, Ocrelizumab, Neublastin, LINGO, and BART for neurology; Hsp90 Inhibitor, GA101, Anti-IGF-1R, Volociximab, Anti-CRIPTO, RAF Inhibitor, and Anti-Fn14 for oncology; Anti-TWEAK, Anti-CD40L Fab, and Anti-FcRn for immunology; and Long-acting rFactor VIII for hemophilia.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	44.75	January	48.34	January	60.95	January	48.65	January	53.74	January	65.47
February	47.25	February	45.19	February	58.36	February	46.04	February	55.01	February	68.40
March	47.10	March	44.38	March	61.69	March	52.42	March	57.39
April	44.85	April	47.21	April	60.69	April	48.34	April	53.29
May	46.63	May	52.22	May	62.75	May	51.79	May	47.43
June	46.32	June	53.50	June	55.89	June	45.15	June	47.45
July	42.05	July	56.54	July	69.76	July	47.55	July	55.88
August	44.20	August	63.82	August	50.93	August	50.20	August	53.80
September	44.68	September	66.33	September	50.29	September	50.52	September	56.12
October	47.60	October	74.44	October	42.55	October	42.13	October	62.71
November	52.26	November	74.12	November	42.31	November	46.94	November	63.97
December	49.19	December	56.92	December	47.63	December	53.50	December	67.05

CELERA CORPORATION (CRA)

Celera Corporation offers personalized disease management through a combination of products and services primarily in the United States.  The company’s Lab Services segment provides a portfolio of clinical laboratory tests and disease management services designed to help physicians improve cardiovascular disease treatment regimens for their patients.  This segment offers clinical laboratory testing services that characterize and monitor cardiovascular disease risks; and personalized and ongoing therapeutic compliance education.  It also provides principal tests, including LDL-S3GGE test that measures low-density lipoprotein (LDL) size as a subclass distribution divided in seven regions and characterizes the amount of LDL distributed in these regions; HDL-S10GGE test that measures high-density lipoprotein (HDL) size as a subclass distribution divided across five HDL regions and characterizes the amount of HDL distributed in these regions; Kinesin-Like Protein 6 (KIF6) test, which detects a variant in a gene called KIF6; and LPA genotype test to detect a variant of the LPA gene known as 4399Met. Its Products segment develops and manufactures molecular diagnostic products for disease detection, prediction of disease predisposition, monitoring of disease progression and disease severity, and determination of patient responsiveness to treatments.  Celera Corporation has a strategic alliance with Abbott Laboratories to discover, develop, and commercialize molecular diagnostic products for disease detection, prediction of disease predisposition, disease progression monitoring, and therapy selection.  The company’s Corporate segment licenses small molecule drug development programs and Life Technologies’ intellectual property to third parties for use in the diagnostic field; and establishes collaborations to develop cancer therapies based on its proteomics discoveries.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	11.76	January	15.86	January	15.32	January	8.44	January	6.73	January	6.19
February	11.49	February	13.87	February	13.86	February	6.43	February	5.99	February	6.36
March	11.69	March	14.20	March	14.70	March	7.63	March	7.10
April	11.99	April	14.00	April	13.38	April	8.09	April	7.47
May	11.20	May	13.35	May	12.88	May	7.57	May	7.07
June	12.95	June	12.40	June	11.36	June	7.62	June	6.55
July	13.50	July	12.02	July	13.65	July	6.00	July	6.69
August	13.92	August	13.17	August	14.00	August	6.54	August	6.60
September	13.92	September	14.06	September	15.45	September	6.24	September	6.74
October	15.52	October	16.31	October	11.31	October	6.19	October	5.71
November	14.35	November	15.12	November	9.74	November	6.24	November	5.67
December	13.99	December	15.87	December	11.13	December	6.90	December	6.30

ENZON PHARMACEUTICALS, INC. (ENZN)

Enzon Pharmaceuticals, Inc., a biopharmaceutical company, engages in the discovery and development of medicines for patients with cancer primarily in the United States and Europe.  Its drug development program utilizes Customized Linker technology and the Locked Nucleic Acid technology.  The company’s development product pipeline consists of PEG-SN38 compound that utilizes PEGylation technology for the treatment of colorectal, breast, and pancreatic cancer, as well as for non-Hodgkin’s lymphoma; and hypoxia-inducible factor 1 alpha antagonist for the treatment of cancers, including common solid tumors.  Its product line also comprises Survivin Antagonist that plays a regulatory role in both apoptosis and cell division.  The company also licenses its PEGylation platform for various products, such as PEG-INTRON, Macugen, and CIMZIA.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	7.28	January	8.92	January	8.37	January	6.51	January	9.97	January	11.20
February	6.76	February	8.28	February	8.59	February	5.29	February	9.29	February	10.68
March	8.10	March	8.15	March	9.21	March	6.07	March	10.18
April	8.50	April	8.48	April	8.72	April	5.75	April	10.58
May	7.45	May	8.47	May	8.80	May	7.95	May	10.70
June	7.54	June	7.85	June	7.12	June	7.91	June	10.65
July	8.01	July	7.20	July	8.17	July	8.13	July	10.94
August	8.18	August	8.11	August	9.05	August	7.17	August	10.25
September	8.25	September	8.81	September	7.38	September	8.25	September	11.24
October	8.56	October	9.53	October	4.97	October	8.39	October	11.25
November	8.33	November	9.46	November	4.91	November	9.71	November	11.12
December	8.51	December	9.53	December	5.83	December	10.53	December	12.16

GENZYME CORPORATION (GENZ)

Genzyme Corporation operates as a biotechnology company worldwide.  It focuses on rare genetic disease disorders, renal diseases, orthopaedics, cancers, transplant and immune diseases, and diagnostic and predictive testing areas.  The company’s Genetic Diseases segment manufactures and distributes Cerezyme for the treatment of Gaucher disease; Fabrazyme for the treatment of Fabry disease; Myozyme for the treatment of Pompe disease; Aldurazyme for the treatment of Mucopolysaccharidosis I; and Elaprase for the treatment of Mucopolysaccharidosis II.  Its Cardiometabolic and Renal segment offers Renagel and Renvela for the control of serum phosphorus in patients with chronic kidney disease on dialysis; Hectorol for the treatment of secondary hyperparathyroidism; and Thyrogen, an adjunctive diagnostic agent used in the follow-up of patients with well-differentiated thyroid cancer.  The company’s Biosurgery segment provides Synvisc, a biomaterial-based product that is used to treat the pain associated with osteoarthritis of the knee; and Sepra family of products to prevent adhesions following various surgical procedures in the abdomen and pelvis.  Its Hematologic Oncology segment develops products for the treatment of cancer, including Campath and Fludara for the treatment of leukemia and lymphoma; Clolar for the treatment of acute leukemia; Leukine for the reduction of the incidence of severe and life-threatening infections in older adult patients with AML following chemotherapy and certain other uses; and Mozobil for the mobilization of hematopoietic stem cells.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	70.94	January	65.73	January	78.13	January	68.92	January	54.26	January	73.35
February	69.34	February	61.80	February	70.92	February	60.93	February	57.20	February	75.45
March	67.22	March	60.02	March	74.54	March	59.39	March	51.83
April	61.16	April	65.31	April	70.35	April	53.33	April	53.22
May	59.50	May	64.48	May	68.46	May	59.14	May	48.65
June	61.05	June	64.40	June	71.88	June	55.67	June	50.77
July	68.38	July	63.07	July	76.65	July	51.89	July	69.56
August	66.23	August	62.41	August	78.30	August	55.71	August	70.11
September	67.47	September	61.96	September	80.89	September	56.73	September	70.79
October	67.51	October	75.97	October	72.88	October	50.60	October	72.25
November	64.46	November	74.93	November	64.02	November	50.70	November	71.22
December	61.58	December	74.44	December	66.37	December	49.01	December	71.20

GILEAD SCIENCES, INC. (GILD)

Gilead Sciences, Inc., a biopharmaceutical company, engages in the discovery, development, and commercialization of therapeutics for the treatment of life threatening diseases worldwide.  Its products include Truvada, Atripla, Viread, and Emtriva for the treatment of human immunodeficiency virus infection in adults; Hepsera, an oral formulation for the treatment of chronic hepatitis B; AmBisome, a amphotericin B liposome injection to treat serious invasive fungal infections; Letairis, an endothelin receptor antagonist for the treatment of pulmonary arterial hypertension; Ranexa that is used for the treatment of chronic angina; Vistide, an antiviral medication that targets cytomegalovirus retinitis in patients with AIDS; and Cayston, an inhaled antibiotic used as a treatment to enhance respiratory systems. The company’s products also comprise Tamiflu, an oral antiviral for the treatment and prevention of influenza A and B; Macugen, an intravitreal injection for the treatment of neovascular age-related macular degeneration; and Lexiscan, an injection used as a pharmacologic stress agent in radionuclide myocardial perfusion imaging.  Gilead Sciences’ products under the Phase III clinical trials consist of Ambrisentan, an oral endothelin receptor antagonist for the treatment of idiopathic pulmonary fibrosis and pulmonary hypertension; Elvitegravir, an oral integrase inhibitor being evaluated as part of combination therapy for HIV; and combination of tenofovir disoproxil fumarate, emtricitabine, and TMC278 for the treatment of HIV/AIDS in treatment-naive patients.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	30.44	January	32.16	January	45.69	January	50.77	January	48.27	January	38.38
February	31.14	February	35.78	February	47.32	February	44.80	February	47.61	February	38.98
March	31.11	March	38.33	March	51.53	March	46.32	March	45.47
April	28.75	April	40.86	April	51.76	April	45.80	April	39.71
May	28.67	May	41.39	May	55.32	May	43.10	May	35.92
June	29.58	June	38.80	June	52.95	June	46.84	June	34.28
July	30.76	July	37.23	July	53.98	July	48.93	July	33.32
August	31.70	August	36.37	August	52.68	August	45.06	August	31.83
September	34.39	September	40.87	September	45.63	September	46.50	September	35.61
October	34.45	October	46.19	October	45.85	October	42.55	October	39.67
November	32.98	November	46.54	November	44.79	November	46.11	November	36.50
December	32.47	December	46.01	December	51.14	December	43.27	December	36.24

HUMAN GENOME SCIENCES, INC. (HGSI)

Human Genome Sciences Inc. operates as a biopharmaceutical company in the United States.  The company’s clinical development pipeline includes novel drugs to treat hepatitis C, lupus, inhalation anthrax, and cancer.  It focuses on the commercialization of BENLYSTA for systemic lupus erythematosus; ZALBIN for chronic hepatitis C; and raxibacumab for inhalation anthrax.  Its oncology products include Mapatumumab (HGS-ETR1), a Phase II product for the treatment of non-small cell lung cancer, multiple myeloma, and hepatocellular cancer.  In addition, the company focuses on the development of the TRAIL receptor antibody HGS-ETR1 and a small-molecule antagonist of IAP (inhibitor of apoptosis) proteins.  Further, Human Genome Sciences Inc., through a strategic collaboration agreement with GlaxoSmithKline, holds substantial financial rights to certain products in the GlaxoSmithKline clinical pipeline, including darapladib that is in Phase III development as a treatment for coronary heart disease and ischemic stroke; and Syncria (albiglutide), which is in Phase III development as a treatment for type 2 diabetes.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	11.00	January	11.78	January	5.58	January	1.81	January	26.47	January	24.26
February	12.52	February	11.00	February	5.91	February	1.89	February	28.16	February	25.03
March	10.87	March	10.62	March	5.89	March	0.83	March	30.20
April	11.41	April	10.77	April	6.55	April	2.19	April	27.69
May	10.96	May	10.59	May	5.88	May	2.47	May	24.76
June	10.70	June	8.92	June	5.21	June	2.87	June	22.66
July	9.71	July	7.76	July	6.63	July	14.30	July	25.94
August	11.23	August	9.21	August	7.41	August	19.76	August	29.07
September	11.54	September	10.29	September	6.35	September	18.82	September	29.79
October	13.35	October	9.46	October	3.23	October	18.69	October	26.88
November	12.52	November	10.41	November	1.73	November	27.82	November	24.53
December	12.44	December	10.44	December	2.12	December	30.58	December	23.89

LIFE TECHNOLOGIES CORPORATION (LIFE)

Life Technologies Corporation operates as a global biotechnology tools company focused on improving the human condition.  Its systems, consumables, and services enable researchers to accelerate scientific exploration, driving to discoveries and developments that better the quality of life.  Life Technologies’ customers do their work across the biological spectrum, working to advance personalized medicine, regenerative science, molecular diagnostics, agricultural and environmental research, and 21st century forensics.  The company delivers a range of products and services, including systems, instruments, reagents, and custom services.  Its portfolio of products includes technologies for capillary electrophoresis based sequencing, next generation sequencing, mass spectrometry, sample preparation, cell culture, RNA interference analysis, functional genomics research, proteomics, and cell biology applications, as well as clinical diagnostic applications and water testing analysis.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	34.44	January	30.63	January	42.84	January	25.46	January	49.71	January	54.29
February	35.47	February	31.63	February	42.25	February	29.15	February	50.76	February	53.37
March	35.07	March	31.83	March	42.74	March	32.48	March	52.27
April	33.01	April	32.74	April	46.79	April	37.30	April	54.76
May	31.87	May	36.22	May	45.96	May	38.78	May	50.06
June	33.04	June	36.88	June	39.26	June	41.72	June	47.25
July	30.90	July	35.90	July	44.35	July	45.53	July	42.99
August	30.43	August	38.95	August	42.46	August	44.53	August	42.78
September	31.71	September	40.87	September	37.80	September	46.55	September	46.69
October	29.01	October	45.44	October	28.79	October	47.17	October	50.18
November	27.51	November	48.51	November	26.10	November	49.78	November	49.81
December	28.30	December	46.71	December	23.31	December	52.22	December	55.50

QLT INC. (QLTI)

QLT Inc., a biotechnology company, engages in the development and commercialization of therapies for the eye.  It offers Visudyne, a photosensitizer to treat the eye disease, known as wet age related macular degeneration (wet AMD).  Visudyne is also used for the treatment of subfoveal CNV due to pathologic myopia, or severe near-sightedness, and presumed ocular histoplasmosis.  Its product candidates include punctal plug drug delivery system, a Phase II clinical trial product candidate for the treatment of glaucoma and ocular hypertension; Visudyne combined with Anti-VEGF drugs for the treatment of wet AMD; QLT091001, a Phase Ib clinical trial product candidate, which is an orally administered synthetic retinoid replacement therapy for 11-cis-retinal, which is a key biochemical component of the visual retinoid cycle; and QLT091568, a prodrug of a beta adrenergic antagonist for the treatment of glaucoma and ocular hypertension.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	6.02	January	9.38	January	3.67	January	2.23	January	4.56	January	7.00
February	7.15	February	8.40	February	3.02	February	1.70	February	4.70	February	6.75
March	7.69	March	7.83	March	3.55	March	1.77	March	5.10
April	8.22	April	6.64	April	3.72	April	2.02	April	6.32
May	7.22	May	7.53	May	3.95	May	2.27	May	5.96
June	7.08	June	7.40	June	3.43	June	2.12	June	5.75
July	7.07	July	6.57	July	3.70	July	3.45	July	5.72
August	7.71	August	5.87	August	3.92	August	4.27	August	5.76
September	7.60	September	5.69	September	3.26	September	3.70	September	6.29
October	8.50	October	4.78	October	2.59	October	3.49	October	5.60
November	8.66	November	4.94	November	1.90	November	4.98	November	6.05
December	8.46	December	4.42	December	2.41	December	4.96	December	7.33

SHIRE PLC (SHPGY)

Shire plc, together with subsidiaries, engages in the research, development, manufacture, sale, and distribution of pharmaceutical products.  The company operates through two segments: Specialty Pharmaceuticals and Human Genetic Therapies.  The Specialty Pharmaceuticals segment offers products for the treatment of attention deficit and hyperactivity disorder, including VYVANSE, a pro-drug stimulant; INTUNIV, a alpha-2A receptor; EQUASYM; DAYTRANA, a methylphenidate transdermal delivery system; and ADDERALL XR.  It also produces PENTASA and LIALDA/MEZAVANT for the induction of remission and for the treatment of active ulcerative colitis; and FOSRENOL for use in end-stage renal failure patients receiving dialysis.  In addition, this segment provides CALCICHEW, a range of calcium and calcium/vitamin D3 supplements; CARBATROL, an anti-convulsant for individuals with epilepsy; REMINYL/REMINYL XL for the symptomatic treatment of dementia of the Alzheimer type; and XAGRID for the reduction of elevated platelet counts, as well as for the treatment of thrombocythemia.  The Human Genetic Therapies segment offers REPLAGAL for Fabry disease; ELAPRASE for the treatment of hunter syndrome; and FIRAZYR for hereditary angioedema.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	48.75	January	63.48	January	53.85	January	43.67	January	59.60	January	79.31
February	47.58	February	64.47	February	58.44	February	35.46	February	64.52	February	85.01
March	46.49	March	61.90	March	57.96	March	35.94	March	66.01
April	47.36	April	69.89	April	54.94	April	37.27	April	65.84
May	44.19	May	69.75	May	51.56	May	41.70	May	61.21
June	44.23	June	74.13	June	49.13	June	41.48	June	61.38
July	48.51	July	73.79	July	50.34	July	44.81	July	68.87
August	51.25	August	78.74	August	53.08	August	49.56	August	64.72
September	49.39	September	73.98	September	47.75	September	52.29	September	67.28
October	54.85	October	75.15	October	39.45	October	53.30	October	70.10
November	60.60	November	70.95	November	41.00	November	58.87	November	70.34
December	61.76	December	68.95	December	44.78	December	58.70	December	72.38

1,000,000,000 Depositary Receipts

Biotech HOLDRSSM Trust

__________________________

PROSPECTUS
__________________________

March 15, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers.  In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

See Index to Exhibits.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)           For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 11 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on March 15, 2011.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	*
Name:	Sallie L. Krawcheck
Title:	Co-Chief Executive Officer, Executive Vice
President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 11 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 15, 2011.

Signature		Title

*		Co-Chief Executive Officer, Executive Vice President and Director
Sallie L. Krawcheck		(Principal Executive Officer)

*		Co-Chief Executive Officer, Executive Vice President and Director
Thomas K. Montag		(Principal Executive Officer)

*		Chief Financial Officer and Senior Vice President
Robert Qutub		(Principal Financial Officer and Principal Accounting Officer)

*		Executive Vice President and Director
Bruce R. Thompson

*By:	/s/ Liam B. O’Neil	Attorney-in-Fact
Liam B. O’Neil

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on October 28, 1999 as an exhibit to Amendment No. 1 to the registration statement on Form S-1 for Biotech HOLDRS.

*4.2
Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement on Form S-1 for Biotech HOLDRS.

*4.3	Form of Amended and Restated Standard Terms for Depositary Trust Agreements, between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York Mellon.

*5.1
Opinion of Shearman & Sterling LLP regarding the validity of the Biotech HOLDRS, filed on October 28, 1999 as an exhibit to Amendment No. 1 to the registration statement on Form S-1 for Biotech HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on October 28, 1999 as an exhibit to Amendment No. 1 to the registration statement on Form S-1 for Biotech HOLDRS.

*24.1	Power of Attorney of Sallie L. Krawcheck, Thomas K. Montag, Robert Qutub and Bruce R. Thompson.

____________________
* Previously filed.